Exhibit 99.2
PRO FORMA FINANCIAL INFORMATION
First Citizens Banc Corp and Futura Banc Corporation
Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
     The following Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of First Citizens and subsidiaries and the historical Consolidated Statement of Financial Condition of Futura and subsidiaries giving effect to the consummation of the merger on September 30, 2007, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.
     The following Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet for the nine months ended September 30, 2007 and Statements of Income for the nine months ended September 30, 2007 and the year ended December 31, 2006 combine the historical Consolidated Statements of Income of First Citizens and subsidiaries and Futura giving effect to the merger as if the merger had become effective at the beginning of the period presented, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Data.
     Although pro forma financial information is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America, First Citizens and Futura believe that pro forma financial information is important because it gives effect to the merger as if the merger had become effective at the beginning of the period presented. The manner in which First Citizens and Futura calculate pro forma financial information may differ from similarly titled measures reported by other companies.
     The unaudited pro forma condensed combined consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma condensed combined consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of First Citizens and subsidiaries and Futura and subsidiaries appearing elsewhere herein.
     These pro forma financial statements do not include the effects of any potential cost savings that management believes will result from operating the Futura banking business as branches and combining certain operations functions. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

First Citizens Banc Corp and Futura Banc Corporation
Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)
At September 30, 2007 (In thousands except per share data)

			Pro Forma
			Adjustments
	First Citizens	Futura	Increase /	Footnote	Pro Forma
	Historical	Historical	(Decrease)	Reference	Combined
Assets
Cash and due from banks	$14,682	$6,357	$677		$21,716
Federal funds sold	—	10,362	(10,362)	(1)	—
Securities available for sale	104,604	30,868	—	(9)	135,472
Other Investments	11,147	3,412	—		14,559
Loans, net	582,816	211,968	(6,315)	(2)(3)	788,469
Premises and equipment	11,581	9,477	1,323	(4)	22,381
Goodwill	26,093	165	39,502	(5)	65,760
Other identified intangible assets	2,809	—	6,185	(6)	8,994
Bank owned life insurance	10,748	—	—
Accrued interest and other assets	12,083	3,044	—		15,127

Total Assets	$776,563	$275,653	$31,010		$1,083,226

Liabilities
Deposits	$551,650	$229,263	$881	(7)	$781,794
Securities sold under repurchase agreements	23,025	—			23,025
FHLB borrowings	86,095	14,542	(10,362)	(1)	90,275
Other borrowings	28,001	4,648	17,427	(8)(9)	50,076
Accrued expenses and other liabilities	10,904	2,221	2,108	(10)	15,233

Total Liabilities	699,675	250,674	10,054		960,403

Shareholders’ Equity
Common Stock	68,429	20,044	25,891	(11)	114,364
Retained earnings	27,258	5,125	(5,125)	(11)	27,258
Treasury stock	(16,842)	(271)	271	(11)	(16,842)
Accumulated other comprehensive income	(1,957)	81	(81)	(11)	(1,957)

Total Shareholders’ Equity	76,888	24,979	20,956		122,823

Total Liabilities and Shareholders’ Equity	$776,563	$275,653	$31,010		$1,083,226

First Citizens Banc Corp and Futura Banc Corporation
Pro Forma Condensed Combined Consolidated Statement of Income
(Unaudited)
For the nine months ended September 30, 2007 (In thousands except per share data)

			Pro Forma
			Adjustments
	Historical	Historical	Increase /	Footnote	Pro Forma
	FCBC	FBC	(Decrease)	Reference	Combined
Interest income	$36,658	$14,151	$1	(2)(12)	$50,810
Interest expense	14,918	6,202	1,557	(7)(8)	22,677

Net interest income	21,740	7,949	(1,556)		28,133
Provision for loan losses	1,154	618	—		1,772

Net interest income after provision	20,586	7,331	(1,556)		26,361
Non-interest income	5,448	1,791	—		7,239
Non-interest expense	19,413	7,249	564	(4)(6)(9)	27,226

Income (loss) before income taxes	6,621	1,873	(2,120)		6,374
Provision for income taxes (benefit)	1,924	423	(742)	(13)	1,605

Net Income (loss)	$4,697	$1,450	$(1,378)		$4,769

Earnings Per Share:
Basic	$0.87	$0.55
Diluted	$0.87	$0.55

Pro Forma Earnings Per Share
Basic				(14)	$0.62
Diluted				(14)	$0.62

First Citizens Banc Corp and Futura Banc Corporation
Pro Forma Condensed Combined Consolidated Statement of Income
(Unaudited)
For the year ended December 31, 2006 (In thousands except per share data)

			Pro Forma
			Adjustments
	Historical	Historical	Increase /	Footnote	Pro Forma
	FCBC	FBC	(Decrease)	Reference	Combined
Interest income	$45,876	$18,132	$1	(2)(12)	$64,009
Interest expense	15,615	6,820	2,076	(7)(8)	24,511

Net interest income	30,261	11,312	(2,075)		39,498
Provision for loan losses	1,128	—	—		1,128

Net interest income after provision	29,133	11,312	(2,075)		38,370
Non-interest income	6,670	3,101			9,771
Non-interest expense	26,977	10,253	752	(4)(6)(9)	37,982

Income (loss) before income taxes	8,826	4,160	(2,827)		10,159
Provision for income taxes (benefit)	2,666	1,260	(989)	(13)	2,937

Net Income (loss)	$6,160	$2,900	$(1,838)		$7,222

Earnings Per Share:
Basic	$1.12	$1.09
Diluted	$1.12	$1.07

Pro Forma Earnings Per Share
Basic				(15)	$0.92
Diluted				(15)	$0.92
Notes:
(1) To reflect the planned use of FBC’s overnight funds sold to reduce FCBC’s overnight funds purchased.
(2) Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a level yield basis over the estimated period to maturity or repricing of the portfolio, which averages 7 1/2 years.
(3) Represents the estimated fair value adjustments related to loans for which FCBC’s plans for resolution and disposition of collateral differ from FBC’s current work-out plans.
(4) Represents the estimated fair market value adjustment related to the office properties and is assumed to amortize on a straight line basis over the estimated life of 39 years.
(5) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired.
(6) Represents the establishment of the estimated core deposit intangible related to the proposed acquisition by Citizens in the amount of $6,185, which is assumed to amortize into non-interest expense on an accelerated basis over 10 years.
(7) Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits which averages 11 months for certificates of deposits and 12 months for IRAs.

(8) Represents estimated amount FCBC will borrow to pay the cash portion to FBC shareholders. The borrowing is expected to be variable at 3 month LIBOR plus 1.25%.
(9) Represents the estimated fair market value adjustment related to subordinated debentures and is assumed to amortize over the remaining life to the call date (3 years).
(10) Represents accrual of certain estimated acquisition costs of $648 and deferred taxes related to estimated purchase accounting adjustments.
(11) Represents the elimination of FBC equity on a historical basis and the issuance of an estimated shares of First Citizens based on an exchange multiple of 1.1726.
(12) Represents amortization of fair value adjustment related to investment securities on a level yield basis over their estimated remaining lives which average 36 months.
(13) Represents the income tax effect of the estimated purchase accounting adjustments using an effective tax rate of 35%.
(14) Basic and diluted pro forma earnings per share for the nine months ended September 30, 2007 have been computed based on 7,732,917 weighted average shares outstanding.
(15) Basic and diluted pro forma earnings per share for the year ended December 31, 2006 have been computed based on 7,864,308 weighted average shares outstanding.